UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 3, 2013
(Date of Earliest Event Reported)

MAXIM INTEGRATED PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-34192	94-2896096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 RIO ROBLES
SAN JOSE, CALIFORNIA	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee of the Board of Directors (the “Compensation Committee”) of Maxim Integrated Products, Inc. (the “Company”) approved (i) cash bonuses for the officers of the Company for their performance during fiscal year 2013, (ii) base salaries adjustments for executive officers, (iii) the grant of non-statutory stock options and restricted stock units to officers, (iv) the grant of performance share units to the Company's Chief Executive Officer, and (v) a new cash incentive compensation plan for executive officers applicable to fiscal year 2014 performance.

Cash bonuses awarded to the principal executive officer, principal financial officer and other named executive officers of the Company that will appear in our proxy statement for our Annual Meeting of Stockholders to be held on November 13, 2013 (collectively, the “NEOs”), along with base salary adjustments and equity awards, which were approved as part of the Company's annual focal equity award to certain employees on September 3, 2013, are set forth in the table below:

Name	Title	Fiscal Year 2013 Performance Bonuses	New Base Salary(2)	Number of Restricted Stock Units Granted (3)	Number of Shares underlying Stock Options Granted (4)
Tunc Doluca	President and Chief Executive Officer	$1,136,781	$590,000	—	170,000
Bruce Kiddoo	Senior Vice President and Chief Financial Officer	$638,642	$400,000	15,554	80,000
Vivek Jain	Senior Vice President, Manufacturing and Operations	$606,709	$400,000	15,554	80,000
Matthew Murphy	Senior Vice President, Business Group	$583,811	$400,000	15,554	80,000
Walter Sangalli	Vice President, Sales and Marketing	$415,117(1)	€237,948	30,825	—

(1)	To be paid in euros using the Company's standard process for determining conversion rates.

(2)	Effective August 25, 2013.

(3)
The restricted stock units set forth in this column will vest over four (4) consecutive quarters starting in calendar year 2015, with the exception of the restricted stock units granted to Walter Sangalli, which will vest in calendar year 2016, so long as the NEO remains employed by the Company on each such applicable vesting date.

(4)
Each stock option has an exercise price of $28.16 per share, which is the closing price of the Company's common stock as reported by Market Sweep, a service provided by Interactive Data Service, Inc., on September 3, 2013, the date of grant. The stock options set forth in this column will vest in equal quarterly installments in calendar year 2017 so long as the NEO remains employed by the Company on each such applicable vesting date.

The Compensation Committee also approved the grant of performance share units (otherwise referred to as market share units (“MSUs”)) to the Company's Chief Executive Officer exercisable at target for 60,000 shares of Common Stock. The number of MSUs that will ultimately vest and be issued under this award will be based upon the Company's total shareholder return relative to the performance of the SPDR S&P Semiconductor (XSD) using a 2-year measurement period. The MSUs are scheduled to vest on August 15, 2015, subject to the satisfaction of the requisite performance metrics and in each case subject to the Chief Executive Officer's continuous status as an employee of the Company through such date. The MSUs were granted to the Company's Chief Executive Officer in lieu of restricted stock units.

Under the new cash incentive compensation plan for executive officers applicable to fiscal year 2014 performance, the aggregate cash bonus pool available for distribution to all executive officers of the Company, including the NEOs, will range from 0.80% to 1.20% of the Company's operating income as determined under U.S. Generally Accepted Accounting Principles (“GAAP”), excluding the effect of special expense items. The metric that determines the percentage of the Company's operating income available for distribution to all officers is year-over-year stock price performance of the Company relative to a peer group consisting of seven (7) other companies measured during the April-June time period. The target aggregate cash bonus pool is an amount equal to 1.0% of the Company's operating income as determined under GAAP, excluding the effect of special expense items. In the event operating income, excluding the effect of special expense items, for fiscal 2014 is not at least 50% of target operating income for the fiscal year, then there will not be any funds earned under the cash bonus pool for executive officers. Each officer's share of the aggregate bonus pool is determined based upon their impact points and personal performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Bruce E. Kiddoo

Bruce E. Kiddoo Senior Vice President and Chief Financial Officer

Date: September 9, 2013